Exhibit 99.14

Consent of Independent Registered Public Accounting Firm

The Board of Trustees and

Shareholders of Aberdeen Funds:

We consent to the use of our report, incorporated herein by reference, dated December 28, 2010, with respect to the financial statements of the Aberdeen Global Financial Services Fund and the Aberdeen Global Equity Fund, two of the funds comprising Aberdeen Funds, as of October 31, 2010, and to the references to our firm under the heading “Auditors” and “Financial Highlights” in the Registration Statement on Form N-14.

/s/ KPMG LLP

Philadelphia, Pennsylvania

October 20, 2011